UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): March 14, 2000




                              U.S. Microbics, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Colorado                     0-14213                     84-0990371
         --------                     -------                     ----------
  (State or other juris-      (Commission File Number)          (IRS Employer
diction of incorporation)                                    Identification No.)



                             5922-B Farnsworth Court
                               Carlsbad, CA 92008
               ---------------------------------------------------
              (address of principal executive offices and zip code)



        Registrant's telephone number, including area code:(760)918-1860

        Former name or former address, if changed since last report: N/A


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Item 5.  OTHER EVENTS

Equity Line Financing of up to $35 Million in Common Stock

On March 14, 2000, U.S. Microbics, Inc. (the "Company") entered into an Investment Agreement (the "Investment Agreement") to sell up to $35,000,000 of the Company's common stock to Swartz Private Equity, LLC ("Swartz"). As part of the consideration for the Investment Agreement, the Company issued warrants to Swartz to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $ 2.00 per share. In addition, the Company will pay financial advisory and finders' fees of $ 25,000 in connection with this equity line financing arrangement.

The Company will not receive any proceeds related to this equity line financing arrangement, until the SEC declares effective a registration statement covering the shares to be issued and sold to Swartz.

Under the terms of the Investment Agreement:

     o The Company periodically may choose to sell shares of its common stock ("Shares") to Swartz. If the Company elects to sell Shares to Swartz, then the purchase price for such Shares will be the lesser of (i) ninety-two percent (92%) of the lowest closing bid price (the "Market Price") for the Company's common stock during the thirty days following the date that the Shares are delivered to Swartz, or (ii) the Market Price minus $.10 per share.

     o If the Company elects not to put Shares to Swartz, then it may be obligated to pay fees to Swartz of up to $100,000 every six months.

     o If the Investment Agreement is terminated by the Company or by Swartz for certain enumerated reasons, including breach of the Investment Agreement by the Company, then the Company may be obligated to pay fees to Swartz of up to $200,000.

     o Each time that the Company elects to sell Shares to Swartz, the Company is obligated to issue and deliver to Swartz a warrant to purchase a number of shares equal in value to fifteen percent (15%) of the Market Price of such Shares. The warrant is exercisable at one hundred ten percent (110%) of the Market Price for such Shares.

     o The Company initially must register with the SEC 20,000,000 Shares in connection with this equity line. The Company will be obligated to pay a fee of $250 per day, for each day after April 28, 2000, until the Company files a registration statement covering such shares (the "Registration Statement") In addition, if the Company does not respond to any comments made by the SEC regarding the Registration Statement within 30 days of the date that it receives such comments, then the Company will be obligated to pay a fee to Swartz of $250 per day until the Company responds to such comments.


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


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

5.1 Investment Agreement, dated as of March 14, 2000, by and between the Company and Swartz.

5.2      Warrant to Purchase Common Stock dated as of January 27, 2000.

5.3 Registration Rights Agreement, dated as of March 14, 2000, by and between the Company and Swartz.

99.1     Press release dated March 22, 2000.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           U.S. Microbics, Inc.

Date: April 10, 2000                       By:  /s/ Robert C. Brehm
                                                --------------------------------
                                           Robert C. Brehm, President and Chief
                                                            Executive Officer


                                           By: /s/  Conrad Nagel
                                               ---------------------------------
                                           Conrad Nagel, Chief Financial Officer


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